Exhbit 4.2.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is dated as of the 14th day of August, 2009, by and among:

MGP INGREDIENTS, INC., a Kansas corporation (the “Borrower”), and

CLOUD L. CRAY, JR. TRUST under Agreement dated October 25, 1983, a trust established under the laws of Kansas (the “Cray Trust”), and

EXCHANGE NATIONAL BANK & TRUST CO., a Kansas banking corporation (“Exchange Bank”), and

CENTRAL ILLINOIS LIGHT COMPANY, an Illinois corporation (“Central Illinois Light”).

Recitals of Fact

A.                                   Borrower is the owner of certain real property located in the City of Pekin, Tazewell County, Illinois, and all improvements thereon (the “Property”), which is more particularly described in Exhibit “A” attached to this Agreement and by this reference incorporated in this Agreement.

B.                                     Cray Trust is the holder of a Mortgage, Assignment of Leases, Security Agreement and Fixture Filing Financing Statement (the “Cray Mortgage”) on the Property, dated March 27, 2009 and recorded March 31, 2009 as document No. 2009 00006858 in the records of Tazewell County, Illinois (the “Cray Mortgage”).

C.                                     Exchange Bank is the holder of a Mortgage (the “Exchange Bank Mortgage”) on the Property, dated April 15, 2009 and recorded April 16, 2009 as document No. 2009 00008285 in the records of Tazewell County, Illinois (the “Exchange Bank Mortgage”).

D.                                    On or about even date herewith, Central Illinois Light is receiving from Borrower a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the “Central Illinois Light Mortgage”) on the Property, which will be recorded of even date with the Subordination Agreement.

E.                                      The Cray Trust has agreed to subordinate the Cray Mortgage to both the Exchange Mortgage and the Central Illinois Light Mortgage, so that the Cray Trust will become a third priority mortgagee on the Property.

Subordination

NOW, THEREFORE, in order to induce Central Illinois Light to enter into that certain Restructuring Agreement dated as of July 25, 2009 and to make certain financial accommodations to Borrower, which is of benefit to both Borrower and the Cray Trust, the parties agree as follows:

1.                                       Consent and Subordination.  Cray Trust hereby consents to the granting by Borrower of the Central Illinois Light Mortgage, and hereby subordinates the lien and effect of the Cray Mortgage to the lien and effect of both the Exchange Bank Mortgage and the Central Illinois Light Mortgage, notwithstanding the priority which would otherwise be accorded such interests by order of recording.  Following the recordation of the Central Illinois Light Mortgage and the recordation of this Subordination Agreement, it is the intention of the parties that the list of mortgages on the Property, in order of their priority, will be as follows:

First priority	Exchange Bank Mortgage in a maximum principal amount of up to $2,800,000.00
Second priority	Central Illinois Light Mortgage

Third priority

Cray Trust Mortgage

From and after such recordations, the respective mortgages shall have the priorities as set forth above.

2.                                       Additional Subordination.  The Cray Trust further agrees that all of the liens, security interests, terms, covenants and conditions of the Cray Mortgage and all other documents evidencing or relating to the loan secured thereby, including but not limited to all advances made under the loan (“Cray Loan”) secured by the Cray Mortgage, shall at all times be wholly subordinate to the liens, security interests, terms, covenants and conditions of the Exchange Mortgage and the Central Illinois Light Mortgage and all other documents evidencing or relating to the loans secured thereby, including but not limited to all advances made under the loan secured by the Exchange Mortgage and the Central Illinois Light Mortgage, respectively, as the same may be extended, amended or modified from time to time.

3.                                       Permitted Payments.  The Borrower may make, and the Cray Trust may retain, scheduled, current (not more than 30 days past due), non-accelerated payments (but not prepayments) of principal and interest required to be paid under the note evidencing the Cray Loan.  The Borrower shall be prohibited from making and the Cray Trust shall be prohibited from receiving and retaining any payments other than those specified in this Section 3; provided, that upon the earlier to occur of the following events (A) any filing of a petition by or against Borrower under the United States Bankruptcy Code or any other bankruptcy, insolvency, liquidation or similar proceeding or the appointment of a trustee, receiver or similar officer for Borrower or a substantial proportion of its assets; or (B) 120 days after delivery of notice to Exchange Bank and Central Illinois Light of any other event constituting a default by Borrower under the Cray Loan, the Cray Trust may exercise any remedies available to it and accept proceeds therefrom to be applied against the indebtedness owed to the Cray Trust under the Cray Loan.

4.                                       Notice of Default.  Exchange Bank and Central Illinois Power shall give the Cray Trust notices of any defaults by the Borrower under the loans secured by the Exchange Mortgage and the Central Illinois Light Mortgage, respectively, at the time notices of such defaults are given to the Borrower, including copies of each further notice to the Borrower relating to such default, and copies of each foreclosure notice, notice of sale, pleading or other document filed in connection with any foreclosure action or proceeding.  Cray Trust shall give Exchange Bank and Central Illinois Power notices of any defaults by the Borrower under the Loan at the time notices of such defaults are given to the Borrower, including copies of each further notice to the Borrower relating to such default, and copies of each foreclosure notice, notice of sale, pleading or other document filed in connection with any foreclosure action or proceeding.

5.                                       Consent by Exchange Bank.  Exchange Bank hereby consents to the granting by Borrower of the Central Illinois Power Mortgage, and agrees that such mortgage shall not constitute a breach of or default under the Exchange Bank Mortgage.

6.                                       Counterpart Signatures.  This Agreement is being signed in several identical counterparts.  All executed copies of this Agreement, when taken together, shall constitute one complete copy of this Agreement, which shall be as enforceable against the parties to the full and same extent as if all parties executed the same copy hereof.

7.                                       Notices.  Unless otherwise provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (St. Louis, Missouri time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one (1) business day after delivery to such courier properly addressed; or (d) if by United States mail, three (3) business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Cray Trust:	Mr. Cloud L. Cray, Jr., Trustee
Cloud Cray, Jr. Trust
20045 266th Road
Atchison, Kansas 66002
Fax: n/a

If to the Exchange Bank:	Exchange National Bank & Trust Co.
600 Commercial Street
Atchison, Kansas 66002
Attn: President
Fax: (913) 367-3297

If to Central Illinois Light:	Central Illinois Light Company
300 Liberty Street
Peoria, Illinois 61602
Attn: Stan E. Ogden, Vice President
Fax: (309) 677-5016

With a copy to:	Armstrong Teasdale LLP
One Metropolitan Square, Suite 2600
St. Louis, Missouri 63102-2740
Attn: Daniel J. Godar
Fax: (314) 612-2249

8.                                       Governing Law.  The validity, construction and enforcement of this Agreement are governed by the internal laws of Illinois without regard to conflict of laws principles.

9.                                       Binding Effect.  This Agreement shall be binding on Cray Trust and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Central Illinois Light and Exchange Bank and their respective successors and assigns.

10.                                 No Waiver.  No waiver shall be deemed to be made by the parties hereto of any of their respective rights under this Agreement, unless the same shall be in writing signed by such party, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of such party or the obligations of any other party.

[signatures on following page]

IN WITNESS WHEREOF, the parties to this Agreement have executed this agreement as of the date first set forth above.

Borrower:	MGP INGREDIENTS, INC., a Kansas corporation

	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk, President

Cray Trust:	CLOUD L. CRAY, JR. TRUST under Agreement dated October 25, 1983, a trust established under the laws of Kansas

	By:	/s/ Cloud L. Cray, Jr.
Cloud L. Cray, Jr., Trustee

Exchange Bank:	EXCHANGE NATIONAL BANK & TRUST CO., a Kansas banking corporation

	By:	/s/ Mark Windsor
Print Name: Mark Windsor
Print Title: President

Central Illinois Light:	CENTRAL ILLINOIS LIGHT COMPANY, an Illinois corporation

	By:	/s/ Stan E. Ogden
Print Name: Stan E. Ogden
Print Title:Vice President

STATE OF KANSAS	)
) SS
COUNTY OF ATCHISON	)

I, Marta L. Myers, a Notary Public in and for said County and State, do hereby certify that Timothy W. Newkirk, President of MGP Ingredients, Inc., a corporation organized under the laws of Kansas, who is personally known to me to be the President of said corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as President of said corporation, as his free and voluntary act and deed, and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this the     12th     day of August, 2009.

/s/ Marta L. Myers
Notary Public for said County and State

My commission expires:

STATE OF KANSAS	)
) SS
COUNTY OF ATCHISON	)

I, Marta L. Myers, a Notary Public in and for said County and State, do hereby certify that Cloud L. Cray, Jr., the sole Trustee of the Cloud L. Cray, Jr. Trust established October 25, 1983, a trust established under the laws of Kansas, who is personally known to me to be the Trustee of said trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as Trustee of said trust, as his free and voluntary act and deed, and the free and voluntary act and deed of said trust for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this the      12th       day of August, 2009.

Marta L. Myers
Notary Public for said County and State

My commission expires:

STATE OF KANSAS	)
) SS
COUNTY OF ATCHISON	)

I, Sandra L. Becker, a Notary Public in and for said County and State, do hereby certify thatmark Windsor, President of Exchange National Bank & Trust Co., a Kansas banking corporation, who is personally known to me to be the President of said corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as President of said corporation, as his free and voluntary act and deed, and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this the   11       day of August, 2009.

/s/ Sandra L. Becker
Notary Public for said County and State

My commission expires:

STATE OF ILLINOIS	)
) SS
COUNTY OFPeoria	)

I, Holli D. Willmert a Notary Public in and for said County and State, do hereby certify thatStan E. Ogden, VicePresident of Central Illinois Light, Inc., a corporation organized under the laws of Illinois, who is personally known to me to be the Vice President of said corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as Vice President of said corporation, as his free and voluntary act and deed, and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this the     17     day of August, 2009.

/s/ Holli D. Willmert
Notary Public for said County and State

My commission expires:

Exhibit “A”

Legal Description of Property

City of Pekin, Tazewell County, Illinois

Tract 1:

A part of the Northeast Quarter of Fractional Section 9, and a part of Lots 6 and 8 in the Southeast Quarter of Fractional Section 4, said Lots 6 and 8 being shown on plat recorded on page 57 of Plat Book “B”, in the Recorder’s Office of Tazewell County, Illinois, all being in Township 24 North, Range 5 West of the Third Principal Meridian, Tazewell County, Illinois, and more particularly described as follows:

Commencing at the Northeast corner of said Northeast Quarter of Fractional Section 9; thence South 89 degrees 29 minutes 14 seconds West, along the North line of said Fractional Section 9, a distance of 1,629.48 feet to the Place of Beginning; thence from said Place of Beginning South 20 degrees 05 minutes 14 seconds West a distance of 13.41 feet; thence South 86 degrees 48 minutes 22 seconds East a distance of 267.42 feet; thence South 00 degrees 56 minutes 03 seconds West a distance of 159.82 feet to the North line of The Quaker Oats Company by deed recorded in Book 2045, page 72, of the Tazewell County Recorder’s Office; thence South 89 degrees 27 minutes 16 seconds West along said North line a distance of 104.33 feet; thence South 00 degrees 56 minutes 03 seconds West along the West line of The Quaker Oats Company property described as in aforementioned deed, a distance of 253.00 feet to the South line of The American Distilling Company property; thence South 89 degrees 27 minutes 16 seconds West along the South line of The American Distilling property, a distance of 850.76 feet to the Southeast corner of a parcel conveyed by The American Distilling Company to Pekin River and Warehouse Terminal, Inc., by deed recorded in Book 2351, page 208, of the Tazewell County Recorder’s Office; thence North 25 degrees 40 minutes 22 seconds West along the Easterly line of said parcel, a distance of 371.70 feet; thence North 00 degrees 02 minutes 54 seconds West along the Easterly line of said parcel, a distance of 106.63 feet to the South line of said Fractional Section 4; thence continuing North 00 degrees 02 minutes 54 seconds along Easterly line of said parcel 77.64 feet to the Northerly corner of Pekin River and Warehouse Terminal Inc. property, and also being a point on the Northwesterly line of Lot 8 as recorded in Plat Book “B”, page 57 feet, of the Tazewell County Recorder’s Office; thence North 46 degrees 59 minutes 11 seconds East along the Northwesterly line, of said Lot 8 a distance of 1,110.92 feet; thence South 43 degrees 00 minutes 54 seconds East a distance of 280.47 feet; thence South 42 degrees 00 minutes 08 seconds West, a distance of 188.94 feet; thence South 19 degrees 51 minutes 12 seconds West, a distance of 276.07 feet; thence South 69 degrees 54 minutes 46 seconds East, a distance of 148.90 feet; thence South 20 degrees 05 minutes 14 seconds West, a distance of 182.59 feet to the Place of Beginning; situate, lying and being in the County of Tazewell and State of Illinois.

Tract 2:

A part of the Northeast Quarter of Fractional Section 9, and a part of Lots 6 and 8 in the Southeast Quarter of Fractional Section 4, said Lots 6 and 8 being shown on plat recorded in page 57 of Plat Book “B” in the Recorder’s office of Tazewell County, Illinois, all being in Township 24 North, Range 5 West of the Third Principal Meridian, Tazewell County, Illinois and more particularly described as follows:

Commencing at the Southeast corner of the Southeast Quarter of said Fractional Section 4; thence South 89 degrees 29 minutes 14 seconds West, along the South line of the Southeast Quarter of Fractional Section 4, a distance of 1,020.92 feet to a concrete monument being the Place of Beginning for the Tract herein being described; thence North 37 degrees 03 minutes 04 seconds East a distance of 1,013.11 feet; thence North 57 degrees 55 minutes West a distance of 292.65 feet to the Northwesterly right-of-way line of South Front Street; thence North 29 degrees 56 minutes 48 seconds East, along the Northeasterly right-of-way line of South Front Street, a distance of 481.39 feet to a concrete monument; thence North 46 degrees 54 minutes 36 seconds West a distance of 263.31 feet to a point on the Northeasterly line of Lot 6 as recorded in Plat Book “B”, page 57, of the Tazewell County Recorder’s Office; thence North 24 degrees 46 minutes 48 seconds west, along the Northeasterly line of said Lot 6 a distance of 35.6 feet; thence North 87 degrees 04 minutes 48 seconds West a distance of 214.55 feet to a point on the Northwesterly line of said Lot 6; said point being 200 feet from the Northerly corner of said Lot 6; thence South 46 degrees 59 minutes 11 seconds West, along the Northwesterly line of said Lot 6 and 8 as recorded in Plat Book “B”, page 57 of the Tazewell County Recorder’s Office, a distance of 1,146.23 feet to the Northerly corner of Tract I previously described; thence South 43 degrees 00 minutes 54 seconds East, along said Tract I, a distance of 280.47 feet; thence South 42 degrees 00 minutes 08 seconds West, along said Tract I, a distance of 188.94 feet thence South 19 degrees 51 minutes 12 seconds West, along said Tract I, a distance of 276.97 feet; thence South 69 degrees 54 minutes 46 seconds East, along said Tract I, a distance of 148.90 feet; thence South 20 degrees 05 minutes 14 seconds West, along said Tract I, a distance of 196.00 feet; thence South 86 degrees 48 minutes 22 seconds East, along said Tract I, a distance of 267.42 feet; thence South 00 degrees 56 minutes 03 seconds West, along said Tract I, a distance of 159.82 feet to the property line of Quaker Oats Company; thence North 89 degrees 27 minutes 16 seconds East, along said property line a distance of 345.67 feet; thence North 00 degrees 56 minutes 03 seconds East, along said property line, a distance of 189.47 feet of the Place of Beginning; situate, lying and being in the County of Tazewell and State of Illinois.